Exhibit 99.2

 [Dealer Name][Dealer Address]

[_______], 2019

To:	Ionis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention:	[_______]
Telephone No.:	[_______]
Email:	[_______]

Re:	Call Option Transaction

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the call option transaction entered into between [_______] (“Dealer”) and Ionis Pharmaceuticals, Inc. (“Counterparty”) as of the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Counterparty and Dealer as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. Certain terms used herein are defined in the Indenture to be dated [_______], 2019 between Counterparty and U.S. Bank National Association, as trustee (“Trustee”) (the “Indenture”) governing the [__]% Convertible Senior Notes due 2024 (as originally issued by Counterparty, the “Convertible Notes” and each USD 1,000 principal amount of Convertible Notes, a “Convertible Note”) issued by Counterparty in an aggregate initial principal amount of USD [550,000,000]. In the event of any inconsistency between the terms defined in the Indenture and this Confirmation, this Confirmation shall govern. The parties further acknowledge that the Indenture section numbers used herein are based on the draft of the Indenture last reviewed by Dealer and Counterparty as of the date of this Confirmation, and if any such section numbers are changed in the Indenture as executed, the parties will amend this Confirmation in good faith to preserve the intent of the parties. Subject to the foregoing, references to the Indenture herein are references to the Indenture as in effect on the date of its execution, and if the Indenture is amended or supplemented following such date, any such amendment or supplement (other than any amendment or supplement pursuant to Section 14.07 of the Indenture, subject to the second paragraph under “Method of Adjustment” in Section 3) will be disregarded for purposes of this Confirmation unless the parties agree otherwise in writing.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.
This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement as if Dealer and Counterparty had executed an agreement in such form on the date hereof (but without any Schedule except for (i) the election of US Dollars (“USD”) as the Termination Currency[, (ii) the election of an executed guarantee of [_______] (“Guarantor”) dated as of the Trade Date in substantially the form attached hereto as Annex A as a Credit Support Document, (iii) the designation of Guarantor as Credit Support Provider in relation to Dealer][1] and (iv) (a) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer with a “Threshold Amount” of three percent of the shareholders’ equity of [Name of Dealer’s Parent], (b) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi),(c) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”) [and (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business][2]. In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. For the avoidance of doubt, except to the extent of an express conflict, the application of any provision of this Confirmation, the Agreement or the Equity Definitions shall not be construed to exclude or limit the application of any other provision of this Confirmation, the Agreement or the Equity Definitions. The Transaction hereunder shall be the sole Transaction under the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms.

Trade Date:	[__________], 2019

Effective Date:	For purposes of Section 9(v) of this Confirmation, the Trade Date, and otherwise the closing date of the issuance of the Convertible Notes

Option Style:	“Modified American”, as described under “Procedures for Exercise” below

Option Type:	Call

Buyer:	Counterparty

Seller:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.001 per share (Exchange symbol “IONS”).

Number of Options:
[_______]. For the avoidance of doubt, the Number of Options shall be reduced by any Options exercised by Counterparty or that are terminated pursuant to Section 9(i)(ii) of this Confirmation. In no event will the Number of Options be less than zero.

Applicable Percentage:	[__]%

Option Entitlement:	A number equal to the product of the Applicable Percentage and [______][3]

Strike Price:	[______][4]

1 Requested if Dealer is not the highest rated entity in group, typically from the parent.
2 Include if applicable.
3 Insert the initial Conversion Rate for the Convertible Notes.
4 Insert the initial Conversion Price for the Convertible Notes.

Exchange:	The NASDAQ Global Select Market

Related Exchange(s):	All Exchanges; provided that Section 1.26 of the Equity Definitions shall be amended to add the words “United States” before the word “exchange” in the tenth line of such section.

Excluded Provisions:	Section 14.04(h) and Section 14.03 of the Indenture. Procedures for Exercise.

Premium Terms.

Premium:	Initially, USD [______] plus the Premium Adjustment Amount (which may be negative).

Premium Adjustment Amount:
An amount determined by the Calculation Agent pursuant to Schedule I hereto, based on the weighted average price per Share (the “Hedging Price”) to establish an initial commercially reasonable Hedge Position with respect to the Transaction during the Initial Hedging Period, taking into account the Hedge Positions acquired by it on the date hereof to establish its commercially reasonable Hedge Positions. If the Hedging Price is between two prices in the table set forth in Schedule I, the Calculation Agent shall determine the Premium Adjustment Amount using linear interpolation. If the Hedging Price is greater than the highest price or lower than the lowest price set forth on the table set forth in Schedule I, the Calculation Agent shall determine the Premium Adjustment Amount using linear extrapolation.

Premium Payment Date:	The [first] Local Business Day immediately following the last day of the Initial Hedging Period which shall be no earlier than the closing date of the issuance of the Convertible Notes.

Initial Hedging Period:
The [five] consecutive Scheduled Trading Day period beginning on, and including, the Schedule Trading Day immediately following the Trade Date; provided, however that if any such day is a Disrupted Day, the Initial Hedging Period shall be extended by one Scheduled Trading Day for each such Disrupted Day; provided further that the Initial Hedging Period may not be extended by more than [five] Scheduled Trading Days.

If the Initial Hedging Period has been extended by [five] Scheduled Trading Days and Dealer is unable to establish its initial commercially reasonable Hedge Position on the full number of Shares on which Dealer expected to establish its initial commercially reasonable Hedge Position on the date hereof (the “Expected Number of Shares”), the Calculation Agent shall make such commercially reasonable adjustments to the terms of the Transaction to account for Dealer’s inability to establish an initial commercially reasonable Hedge Position equal to the Expected Number of Shares.

For purposes of determining the Initial Hedging Period, the definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by (A) deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption; in each case, that the Calculation Agent determines is material.”

For purposes of determining the Initial Hedging Period, Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the words “Scheduled Closing Time” in the fourth line thereof.

For purposes of determining the Initial Hedging Period, a Regulatory Disruption is any event that Designated Dealer, in its reasonable discretion, based on the advice of counsel, determines makes it appropriate, with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures, for Designated Dealer to refrain from or decrease any market activity in connection with the Transaction in order to maintain or establish a commercially reasonable hedge position.

[Dealer shall, and shall cause its affiliates and agents (if any) to, use commercially reasonable efforts during the Initial Hedging Period to make all purchases of Shares in connection with the Transaction or any Other Call Option Agreements and the equity swaps between Dealer and any other dealers that are parties to Other Call Option Agreements entered into on the Trade Date (collectively, the “Initial Hedge Purchases”) in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3) and (b)(4) and (c) of Rule 10b-18 under the Exchange Act (“Rule 10b-18”), as if such rule were applicable to such purchases and neither Counterparty nor any “affiliated purchaser” had made any “Rule 10b-18 Purchases” under Rule 10b-18 (except through the Designated Dealer) during such period and taking into account any applicable Securities and Exchange Commission no-action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances reasonably beyond Dealer’s (or such affiliate’s or agent’s (if any)) control; provided that the foregoing agreement shall not apply to purchases made to dynamically hedge for Dealer’s own account or the account of its affiliate(s) the optionality arising under the Transaction or any other option transaction to which it is a party. Dealer shall, and shall cause its affiliates and agents (if any) to, use only one broker or dealer in making the Initial Hedge Purchases. “Other Call Option Agreements” means any other call option transactions entered to by Counterparty in connection with the Convertible Notes on the Trade Date.][5][During the Initial Calculation Period, Dealer shall not, and shall cause its affiliates and agents (if any) not to, make any purchases of Shares in connection with the Transaction or any other option transaction to which it is a party, other than purchases made to dynamically hedge for Dealer’s own account or the account of its affiliate(s) the optionality arising under the Transaction or such other option transaction.][6]

5 Include for Designated Dealer.
6 Include for Dealers that are not the Designated Dealer.

Designated Dealer:	[_______][Dealer][7]

Hedging Notice:
Dealer shall notify Counterparty of the Hedging Price, Premium Adjustment Amount and final Premium (after giving effect to the Premium Adjustment Amount) by [7:00] P.M. (New York City time) on the final day of the Initial Hedging Period by delivering a notice as set forth in the Form of Hedging Notice attached hereto as Schedule II.

Procedures for Exercise.

Conversion Date:
With respect to any conversion of a Convertible Note, the date on which the Holder (as such term is defined in the Indenture) of such Convertible Note satisfies all of the requirements for conversion thereof as set forth in Section 14.02(b) of the Indenture; provided that if Counterparty has not delivered to Dealer a related Notice of Exercise, then in no event shall a Conversion Date be deemed to occur hereunder (and no Option shall be exercised or deemed to be exercised hereunder) with respect to any surrender of a Convertible Note for conversion in respect of which Counterparty has elected to designate a financial institution for exchange in lieu of conversion of such Convertible Note pursuant to Section 14.13 of the Indenture.

Free Convertibility Date:	[______], 2024

Expiration Time:	The Valuation Time

Expiration Date:	[______], 2024, subject to earlier exercise.

Multiple Exercise:	Applicable, as described under “Automatic Exercise” below.

7 To be the Dealer with the largest portion of the call spread.

Automatic Exercise:
Notwithstanding Section 3.4 of the Equity Definitions, on each Conversion Date in respect of which a Notice of Conversion that is effective as to Counterparty has been delivered by the relevant converting Holder, a number of Options equal to the number of Convertible Notes in denominations of USD 1,000 as to which such Conversion Date has occurred shall be deemed to be automatically exercised; provided that such Options shall be exercised or deemed exercised only if Counterparty or the Trustee (or other agent authorized by Counterparty and previously identified to Dealer by Counterparty in writing) on behalf of Counterparty has provided a Notice of Exercise to Dealer in accordance with “Notice of Exercise” below. If the Trustee (or any other such agent) on behalf of Counterparty provides any Notice of Exercise to Dealer, Dealer shall be entitled to rely on the accuracy of such Notice of Exercise without any independent investigation, and the contents of such notice shall be binding on Counterparty.

Notwithstanding the foregoing, in no event shall the number of Options that are exercised or deemed exercised hereunder exceed the Number of Options.

Notice of Exercise:
Notwithstanding anything to the contrary in the Equity Definitions or under “Automatic Exercise” above, in order to exercise any Options, Counterparty or the Trustee (or other agent authorized by Counterparty and previously identified to Dealer by Counterparty in writing) on behalf of Counterparty must notify Dealer in writing before 5:00 p.m. (New York City time) on the Scheduled Valid Day immediately preceding the scheduled first day of the Settlement Averaging Period for the Options being exercised (the “Exercise Notice Deadline”) of (i) the number of such Options, (ii) the scheduled first day of the Settlement Averaging Period and the scheduled Settlement Date, (iii) the Relevant Settlement Method for such Options, and (iv) if the Relevant Settlement Method for such Options is Combination Settlement, the fixed amount of cash per Convertible Note that Counterparty has elected to deliver to Holders (as such term is defined in the Indenture) of the related Convertible Notes (the “Specified Cash Amount”); provided that notwithstanding the foregoing, such notice (and the related exercise of Options) shall be effective if given after the Exercise Notice Deadline, but prior to 4:00 p.m. (New York City time) on the fifth Scheduled Valid Day following the Exercise Notice Deadline, in which event the Calculation Agent shall have the right to adjust the delivery obligation under this Confirmation as appropriate to reflect the commercially reasonable additional costs (including, but not limited to, hedging mismatches and market losses) and commercially reasonable expenses incurred by Dealer (or any of its affiliates) in connection with its  or their ability to maintain or establish commercially reasonable hedging activities hereunder (including the unwinding of any commercially reasonable hedge position) as a result of Dealer not having received such notice on or prior to the Exercise Notice Deadline and Dealer’s obligation to make any payment or delivery in respect of such exercise shall not be extinguished; and provided further that in respect of any Options relating to Convertible Notes with a Conversion Date occurring on or after the Free Convertibility Date, (A) such notice may be given on or prior to the second Scheduled Valid Day immediately preceding the Expiration Date and need only specify the information required in clause (i) above, and (B) if the Relevant Settlement Method for such Options is not Net Share Settlement, Dealer shall have received a separate notice (the “Notice of Final Settlement Method”) in respect of all such Convertible Notes before 5:00 p.m. (New York City time) on the Free Convertibility Date specifying the information required in clauses (iii) and, if applicable, (iv) above. If the Trustee (or any other such agent) on behalf of Counterparty provides such notice to Dealer, Dealer shall be entitled to rely on the accuracy of any such notice without any independent investigation, and the contents of such notice shall be binding on Counterparty.

Valuation Time:
At the close of trading of the regular trading session on the Exchange; provided that if the principal trading session is extended past the close of the regular trading session for such Exchange, the Calculation Agent shall determine the Valuation Time in its commercially reasonable discretion.

Market Disruption Event:	Subject to the provisions opposite “Initial Hedging Period” above, Section 6.3(a) of the Equity Definitions is hereby replaced in its entirety by the following:

“‘Market Disruption Event’ means (i) a failure by the primary United States national or regional securities exchange or market on which the Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (New York City time) on any Scheduled Valid Day for the Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by such stock exchange or otherwise) in the Shares or in any options contracts or futures contracts on any Related Exchange relating to the Shares.”

Settlement Terms.

Settlement Method:
For any Option, Net Share Settlement; provided that if the Relevant Settlement Method set forth below for such Option is not Net Share Settlement, then the Settlement Method for such Option shall be such Relevant Settlement Method, but only if Counterparty or Trustee (or other agent authorized by Counterparty and previously identified to Dealer by Counterparty in writing) shall have notified Dealer of the Relevant Settlement Method in the Notice of Exercise or Notice of Final Settlement Method, as applicable, for such Option. If the Trustee (or any other such agent) on behalf of Counterparty provides any such notice, Dealer shall be entitled to rely on the accuracy of such notice without any independent investigation, and the contents of such notice shall be binding on Counterparty. Counterparty acknowledges its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act (as defined below) and the rules and regulations thereunder, in respect of any election of a settlement method with respect to the related Convertible Notes.

Relevant Settlement Method:	In respect of any Option:

(i)  if Counterparty has elected to settle its conversion obligations in respect of the related Convertible Note (A) entirely in Shares pursuant to Section 14.02(a)(iv)(A) of the Indenture (together with cash in lieu of fractional Shares) (such settlement method, “Settlement in Shares”) (B) in a combination of cash and Shares pursuant to Section 14.02(a)(iv)(C) of the Indenture with a Specified Cash Amount less than USD 1,000 (such settlement method, “Low Cash Combination Settlement”) or (C) in a combination of cash and Shares pursuant to Section 14.02(a)(iv)(C) of the Indenture with a Specified Cash Amount equal to USD 1,000 (such settlement method, “Par Cash Settlement”), then, for each of the cases in clause (A) (Settlement in Shares), clause (B) (Low Cash Combination Settlement) and clause (C) (Par Cash Settlement), the Relevant Settlement Method for such Option shall be Net Share Settlement;

(ii)  if Counterparty has elected to settle its conversion obligations in respect of the related Convertible Note in a combination of cash and Shares pursuant to Section 14.02(a)(iv)(C) of the Indenture with a Specified Cash Amount greater than USD 1,000, then the Relevant Settlement Method for such Option shall be Combination Settlement; and

(iii)  if Counterparty has elected to settle its conversion obligations in respect of the related Convertible Note entirely in cash pursuant to Section 14.02(a)(iv)(B) of the Indenture (such settlement method, “Settlement in Cash”), then the Relevant Settlement Method for such Option shall be Cash Settlement.

Net Share Settlement:
If Net Share Settlement is applicable to any Option exercised or deemed exercised hereunder, Dealer will deliver to Counterparty, on the relevant Settlement Date for each such Option, a number of Shares (the “Net Share Settlement Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for each such Option, of (i) (a) the Daily Option Value for such Valid Day, divided by (b) the Relevant Price on such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period; provided that in no event shall the Net Share Settlement Amount for any Option exceed a number of Shares equal to the Applicable Limit for such Option divided by the Applicable Limit Price on the Settlement Date for such Option.

Dealer will pay cash in lieu of delivering any fractional Shares to be delivered with respect to any Net Share Settlement Amount valued at the Relevant Price for the last Valid Day of the Settlement Averaging Period.

Combination Settlement:
If Combination Settlement is applicable to any Option exercised or deemed exercised hereunder, Dealer will pay or deliver, as the case may be, to Counterparty, on the relevant Settlement Date for each such Option:

	(i)	cash (the “Combination Settlement Cash Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (A) an amount (the “Daily Combination Settlement Cash Amount”) equal to the lesser of (1) the product of (x) the Applicable Percentage and (y) the Specified Cash Amount minus USD 1,000 and (2) the Daily Option Value, divided by (B) the number of Valid Days in the Settlement Averaging Period; provided that if the calculation in clause (A) above results in zero or a negative number for any Valid Day, the Daily Combination Settlement Cash Amount for such Valid Day shall be deemed to be zero; and

	(ii)	Shares (the “Combination Settlement Share Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of a number of Shares for such Valid Day (the “Daily Combination Settlement Share Amount”) equal to (A) (1) the Daily Option Value on such Valid Day minus the Daily Combination Settlement Cash Amount for such Valid Day, divided by (2) the Relevant Price on such Valid Day, divided by (B) the number of Valid Days in the Settlement Averaging Period; provided that if the calculation in sub-clause (A)(1) above results in zero or a negative number for any Valid Day, the Daily Combination Settlement Share Amount for such Valid Day shall be deemed to be zero;

provided that in no event shall the sum of (x) the Combination Settlement Cash Amount for any Option and (y) the Combination Settlement Share Amount for such Option multiplied by the Applicable Limit Price on the Settlement Date for such Option, exceed the Applicable Limit for such Option. If any reduction is made to the delivery obligation hereunder as a result of the foregoing, such reduction shall first be made to any Combination Settlement Share Amount.

Dealer will deliver cash in lieu of any fractional Shares to be delivered with respect to any Combination Settlement Share Amount valued at the Relevant Price for the last Valid Day of the Settlement Averaging Period.

Cash Settlement:
If Cash Settlement is applicable to any Option exercised or deemed exercised hereunder, in lieu of Section 8.1 of the Equity Definitions, Dealer will pay to Counterparty, on the relevant Settlement Date for each such Option, an amount of cash (the “Cash Settlement Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (i) the Daily Option Value for such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period; provided that in no event shall the Cash Settlement Amount for any Option exceed the Applicable Limit for such Option.

Daily Option Value:
For any Valid Day, an amount equal to (i) the Option Entitlement on such Valid Day, multiplied by (ii) (a) the Relevant Price on such Valid Day less (b) the Strike Price on such Valid Day; provided that if the calculation contained in clause (ii) above results in a negative number, the Daily Option Value for such Valid Day shall be deemed to be zero. In no event will the Daily Option Value be less than zero.

Make-Whole Adjustment:
Notwithstanding anything to the contrary herein, in respect of any exercise of Options relating to a conversion of Convertible Notes in connection with a Make-Whole Fundamental Change (as defined in the Indenture) for which additional Shares will be added to the “Conversion Rate” (as defined in the Indenture) as determined pursuant to Section 14.03 of the Indenture, the Daily Option Value shall be calculated as if the Option Entitlement included the Applicable Percentage of the number of such additional Shares as determined with reference to the adjustment set forth in such Section 14.03 of the Indenture; provided that if the sum of (i) the product of (a) the number of Shares (if any) deliverable by Dealer to Counterparty per exercised Option and (b) the Applicable Limit Price on the Settlement Date and (ii) the amount of cash (if any) payable by Dealer to Counterparty per exercised Option would otherwise exceed the amount per Option, as determined by the Calculation Agent, that would be payable by Dealer under Section 6 of the Agreement if (x) the relevant Conversion Date were an Early Termination Date resulting from an Additional Termination Event with respect to which the Transaction was the sole Affected Transaction and Counterparty was the sole Affected Party and (y) Section 14.03 of the Indenture were deleted, then each Daily Option Value shall be proportionately reduced to the extent necessary to eliminate such excess, with such reduction first being made to any Shares deliverable hereunder.

Applicable Limit:
For any Option, an amount of cash equal to the Applicable Percentage multiplied by the excess of (i) the sum of (A) the amount of cash, if any, payable to the Holder of the related Convertible Note upon conversion of such Convertible Note determined pursuant to Section 14.02(a)(iv) of the Indenture and (B) the number of Shares, if any, deliverable to the Holder of the related Convertible Note upon conversion of such Convertible Note determined pursuant to Section 14.02(a)(iv) of the Indenture multiplied by the Applicable Limit Price on the Settlement Date for such Option, over (ii) USD 1,000.

Applicable Limit Price:	On any day, the opening price as displayed under the heading “Op” on Bloomberg page IONS <equity> (or any successor thereto).

Valid Day:
A day on which (i) there is no Market Disruption Event and (ii) trading in the Shares generally occurs on The NASDAQ Global Select Market  or, if the Shares are not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a United States national or regional securities exchange, on the principal other United States market on which the Shares are then listed or admitted for trading. If the Shares are not so listed or admitted for trading, “Valid Day” means a Business Day.

Scheduled Valid Day:
A day that is scheduled to be a Valid Day on the principal United States national or regional securities exchange or market on which the Shares are listed or admitted for trading. If the Shares are not so listed or admitted for trading, “Scheduled Valid Day” means a Business Day.

Business Day:	Any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Relevant Price:
On any Valid Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page IONS <equity> AQR (or any successor thereto) in respect of the period from the scheduled opening time of the Exchange to the Scheduled Closing Time of the Exchange on such Valid Day (or if such volume-weighted average price is unavailable at such time, the market value of one Share on such Valid Day, as determined by the Calculation Agent in good faith and in a commercially reasonable manner using, if practicable, a volume-weighted average method). The Relevant Price will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

Settlement Averaging Period:	For any Option, and regardless of the Settlement Method applicable to such Option:

(i) if the related Conversion Date occurs prior to the Free Convertibility Date, the 30 consecutive Valid Days commencing on, and including, the second Valid Day following such Conversion Date; or

(ii) if the related Conversion Date occurs on or following the Free Convertibility Date, the 30 consecutive Valid Days commencing on, and including, the 31st Scheduled Valid Day immediately prior to the Expiration Date.

Settlement Date:	For any Option, the second Business Day immediately following the final Valid Day of the Settlement Averaging Period for such Option.

Settlement Currency:	USD

Other Applicable Provisions:
To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c), 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable, as if Physical Settlement applied to the Transaction.

Representation and Agreement:
Notwithstanding anything to the contrary in the Equity Definitions (including, but not limited to, Section 9.11 thereof), the parties acknowledge that (i) any Shares delivered to Counterparty shall, upon delivery, be subject to restrictions and limitations arising from Counterparty’s status as Issuer of the Shares under applicable securities laws, (ii) Dealer may deliver any Shares required to be delivered hereunder in certificated form in lieu of delivery through the Clearance System and (iii) any Shares delivered to Counterparty may be “restricted securities” (as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)). With respect to any such certificated Shares (as described in clause (ii) above), the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by deleting the remainder of the provision after the word “encumbrance” in the fourth line thereof.

3.	Additional Terms applicable to the Transaction.

Adjustments applicable to the Transaction:

Potential Adjustment Events:
Notwithstanding Section 11.2(e) of the Equity Definitions, a “Potential Adjustment Event” means an occurrence of any event or condition, as set forth in any Dilution Adjustment Provision, that would result in an adjustment under the Indenture (as determined by the Calculation Agent by reference to the Dilution Adjustment Provisions) to the “Conversion Rate” or the composition of a “unit of Reference Property” or to any “Last Reported Sale Price”, “Daily VWAP,” “Daily Conversion Value” or “Daily Settlement Amount” (each as defined in the Indenture). For the avoidance of doubt, Dealer shall not have any delivery or payment obligation hereunder, and no adjustment shall be made to the terms of the Transaction, on account of (x) any distribution of cash, property or securities by Counterparty to holders of the Convertible Notes (upon conversion or otherwise) or (y) any other transaction in which holders of the Convertible Notes are entitled to participate, in each case, in lieu of an adjustment under the Indenture of the type referred to in the immediately preceding sentence (including, without limitation, pursuant to the fourth sentence of Section 14.04(c) of the Indenture or the fourth sentence of Section 14.04(d) of the Indenture).

Method of Adjustment:
Calculation Agent Adjustment, which means that, notwithstanding Section 11.2(c) of the Equity Definitions (and, for the avoidance of doubt, in lieu of any adjustments pursuant to such Section), upon any Potential Adjustment Event, the Calculation Agent shall make a corresponding adjustment in respect of any adjustment to the Convertible Notes under the Indenture to any one or more of the Strike Price, Number of Options, Option Entitlement, the composition of the Shares and any other variable relevant to the exercise, settlement or payment for the Transaction, as determined by reference to the Dilution Adjustment Provisions, to the extent an adjustment is required under the Indenture.

Notwithstanding the foregoing:

	(i)	if the Calculation Agent acting in good faith and in a commercially reasonable manner disagrees with any adjustment pursuant to the terms of the Indenture that is the basis of any adjustment hereunder and that involves an exercise of discretion by Counterparty or its board of directors (including, without limitation, pursuant to Section 14.05 of the Indenture, Section 14.07 of the Indenture or any supplemental indenture entered into thereunder or in connection with any proportional adjustment or the determination of the fair value of any securities, property, rights or other assets), then in each such case, the Calculation Agent will determine the adjustment to be made to any one or more of the composition of the Shares, Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction in a commercially reasonable manner; provided that, notwithstanding the foregoing, if any Potential Adjustment Event occurs during the Settlement Averaging Period but no adjustment is made under the Indenture because the relevant Holder (as such term is defined in the Indenture) was deemed to be a record owner of the underlying Shares on the related Conversion Date, then the Calculation Agent shall make an adjustment, consistent with the methodology set forth in the Indenture, to the terms hereof in order to account for such Potential Adjustment Event;

(ii)	in connection with any Potential Adjustment Event as a result of an event or condition set forth in Section 14.04(b) of the Indenture or Section 14.04(c) of the Indenture where, in either case, the period for determining “Y” (as such term is used in Section 14.04(b) of the Indenture) or “SP0” (as such term is used in Section 14.04(c) of the Indenture), as the case may be, begins before Counterparty has publicly announced the event or condition giving rise to such Potential Adjustment Event, then the Calculation Agent shall adjust any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the commercially reasonable costs and benefits (including, but not limited to, hedging mismatches and market gains and losses) and commercially reasonable gains and losses incurred by Dealer in connection with its commercially reasonable hedging activities (subject to the requirements set forth under Hedging Adjustments below) as a result of such event or condition not having been publicly announced prior to the beginning of such period; and

(iii)	if the terms of any Potential Adjustment Event are declared by Counterparty and (a) the event or condition giving rise to such Potential Adjustment Event is subsequently amended, modified, cancelled or abandoned (whether or not there has been a “Conversion Rate” adjustment under the Indenture for such Potential Adjustment Event), (b) the “Conversion Rate” (as defined in the Indenture) is otherwise not adjusted at the time or in the manner contemplated by the relevant Dilution Adjustment Provision other than pursuant to the fourth sentence of Section 14.04(c) of the Indenture or the fourth sentence of Section 14.04(d) of the Indenture based on such declaration or (c) the “Conversion Rate” (as defined in the Indenture) is adjusted as a result of such Potential Adjustment Event and subsequently such adjustment, in respect of such Potential Adjustment Event, is modified, amended, altered or corrected (each of clauses (a), (b) and (c), a “Potential Adjustment Event Change”) then, in each case, but without duplication, the Calculation Agent shall adjust any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the commercially reasonable costs and benefits (including, but not limited to, commercially reasonable hedging mismatches and market gains and losses) and commercially reasonable gains and losses incurred by Dealer in connection with its commercially reasonable hedging activities (subject to the requirements set forth under Hedging Adjustments below) as a result of such Potential Adjustment Event Change.

Dilution Adjustment Provisions:	Sections 14.04(a), (b), (c), (d) and (e) and Section 14.05 of the Indenture.

Extraordinary Events applicable to the Transaction:

Merger Events:
Applicable; provided that notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in the definition of “Merger Event” in Section 14.07(a) of the Indenture.

Tender Offers:	Applicable; provided that notwithstanding Section 12.1(d) of the Equity Definitions, a “Tender Offer” means the occurrence of any event or condition set forth in Section 14.04(e) of the Indenture.

Consequence of Merger Events / Tender Offers
Notwithstanding Section 12.2 and Section 12.3 of the Equity Definitions, upon the occurrence of a Merger Event or a Tender Offer, the Calculation Agent shall make an adjustment in respect of any adjustment required to be made under the Indenture to any one or more of the nature of the Shares (in the case of a Merger Event), Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction (as determined by the Calculation Agent acting in good faith and in a commercially reasonable manner by reference to the relevant provisions of the Indenture); provided that (x) such adjustment shall be made without regard to any adjustment to the Conversion Rate pursuant to any Excluded Provision and (y) the Calculation Agent shall limit or alter any such adjustment referenced in this paragraph to maintain the fair value of the Transaction as a result of such adjustment; and provided further that, notwithstanding the foregoing, if the Calculation Agent in good faith disagrees with any adjustment pursuant to the terms of the Indenture that is the basis of any adjustment hereunder and that involves an exercise of discretion by Counterparty or its board of directors (including, without limitation, pursuant to Section 10.01(c) of the Indenture or any supplemental indenture entered into pursuant to Section 14.07 of the Indenture), then the Calculation Agent acting in good faith and in a commercially reasonable manner will determine the adjustment to be made to any one or more of the nature of the Shares, Strike Price, Number of Options, Option Entitlement, Regular Dividend and any other variable relevant to the exercise, settlement or payment for the Transaction in a commercially reasonable manner; and provided further that if, with respect to a Merger Event or a Tender Offer, (i) the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person that is not a corporation or is not organized under the laws of the United States, any State thereof or the District of Columbia, (ii) the Counterparty to the Transaction following such Merger Event or Tender Offer, will not be a corporation or (iii) if the Counterparty to the Transaction following such Merger Event or Tender Offer would not be the Issuer following such Merger Event or Tender Offer, unless, in the case of this clause (iii), Counterparty and the issuer of the Shares have entered into such documentation containing representations, warranties and agreements related to securities law and other issues as requested by Dealer that Dealer has determined, in its reasonable discretion, to be reasonably necessary or appropriate to allow Dealer to preserve its commercially reasonable hedging or hedge unwind activities in connection with the Transaction in a manner compliant with applicable legal regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, then, in each case, Dealer, in its commercially reasonable discretion, may elect for Cancellation and Payment (Calculation Agent Determination) to apply.

Nationalization, Insolvency or Delisting:
Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable

Hedging Disruption:	Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (b) inserting the following sentence at the end of such Section:

“For the avoidance of doubt, (i) the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk, and (ii) any such transactions or assets referred to in clause (A) or (B) above must be available on commercially reasonable pricing terms.”; and

(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging:	Not applicable.

Hedging Party:
For all applicable Additional Disruption Events, Dealer. Determining Party:   For all applicable Extraordinary Events, Dealer.  All calculations by Determining Party shall be made in good faith and in a commercially reasonable manner. Following any calculation by Determining Party hereunder, upon written request by Counterparty, Determining Party will provide to Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation; provided, however, that in no event will Determining Party be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it or any information that is subject to an obligation not to disclose such information.

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Hedging Adjustments:
For the avoidance of doubt, whenever the Calculation Agent, Determining Party or Dealer is permitted to make an adjustment pursuant to the terms of this Confirmation or the Equity Definitions to take into account the economic effect of an event (other than, for the avoidance of doubt, any adjustment that is required to be made by reference to the Indenture), the Calculation Agent, Determining Party or Dealer shall make such adjustment, if any, by reference to the effect of such event on Dealer assuming that Dealer maintains a commercially reasonable hedge position.

Additional Acknowledgments:	Applicable

4.	Calculation Agent.
Dealer, except in the case of the Initial Hedging Period, in which case the Calculation Agent shall be the Designated Dealer for purposes of determining whether a Disrupted Day has occurred; provided that following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligations of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the first date the Calculation Agent fails to timely make such calculation, adjustment or determination or to perform such obligation, as the case may be, and ending on the earlier of the Early Termination Date with respect to such Event of Default and the date on which such Event of Default is no longer continuing, as Calculation Agent.

All calculations and determinations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner. Following any calculation by the Calculation Agent hereunder, upon written request by Counterparty, the Calculation Agent will provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation; provided, however, that in no event will Dealer (or the Designated Dealer, as the case may be) be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it or any information that is subject to an obligation not to disclose such information.

5.	Account Details.

(a)	Account for payments to Counterparty:

Bank: [_____________]
ABA#: [_____________]
Acct No.: [_____________]
Beneficiary: [_____________]
Ref: [_____________]

Account for delivery of Shares to Counterparty:

[_____________]

(b)	Account for payments to Dealer:

[Bank: [_____________]
ABA#: [_____________]
Acct No.: [_____________]
Beneficiary: [_____________]
Ref: [_____________]]

Account for delivery of Shares from Dealer:

[_____________]

6.	Offices.

(a)	The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

(b)	The Office of Dealer for the Transaction is: [_____________]

7.	Notices.

(a)	Address for notices or communications to Counterparty:

Ionis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention:            [_____________]
Telephone No.:   [_____________]
Email:                 [_____________]

(b)	Address for notices or communications to Dealer:

[_____________]

8.	Representations, Warranties and Covenants.

I.
Representations, Warranties and Covenants of Counterparty.  Counterparty hereby represents and warrants to Dealer that each of the representations and warranties of Counterparty set forth in [Section [5] of the Exchange and/or Subscription Agreement (the “Exchange Agreement”), dated as of [__________], 2019, between Counterparty and the investors in the Convertible Notes][8], is true and correct and is hereby deemed to be repeated to Dealer as if set forth herein. Counterparty hereby further represents and warrants to Dealer on the date hereof and on and as of the Premium Payment Date that:

(a)
Counterparty is not and, after consummation of the transactions contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(b)
Each of Counterparty and its affiliates is not, on the date hereof, aware of any material non-public information with respect to Counterparty or the Shares. All reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c)
To Counterparty’s knowledge, no U.S. state or local law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than any regulation that Dealer would be subject to as a result of its being a regulated entity under various applicable laws, including U.S. securities laws and FINRA.

(d)
Counterparty (i) is an “institutional account” as defined in FINRA Rule 4512(c); (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating the recommendations of Dealer or its associated persons; and (iii) will notify Dealer if any of the statements contained in clause (i) or (ii) of this Section 8I(e) ceases to be true.

(e)
Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that neither Dealer nor any of its affiliates is making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements).

(f)
Counterparty is not engaged in an “issuer tender offer” as such term is defined in Rule 13e-4 under the Exchange Act with respect to any Shares or any security convertible into or exchangeable or exercisable for any Shares nor is it aware of any third party tender offer with respect to any such securities within the meaning of Rule 13e-1 under the Exchange Act.

(g)
Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or in violation of the Exchange Act.

(h)
On each of the Trade Date and the Premium Payment Date, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase the Number of Shares in compliance with the laws of the jurisdiction of Counterparty’s incorporation.

(i)
Counterparty understands that notwithstanding any other relationship between Counterparty and Dealer and its affiliates, in connection with this Transaction and any other over-the-counter derivative transactions between Counterparty and Dealer or its affiliates, Dealer or its affiliate is acting as principal and is not a fiduciary or advisor in respect of any such transaction, including any entry, exercise, amendment, unwind or termination thereof.

8 To be conformed to the Exchange Agreement and/or Subscription Agreement.

II.
Representations, Warranties and Covenants of Counterparty and Dealer. Counterparty and Dealer hereby represent and warrant to Dealer and Counterparty, respectively, on the date hereof and on and as of the Premium Payment Date that:

(a)
Each is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).

(b)
Each of Dealer and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof. Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment and its investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws, and (v) its financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness and is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.

9.	Other Provisions.

(a)
Opinions.  On or prior to the Premium Payment Date, Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Trade Date, with respect to the due incorporation, existence and good standing of Counterparty in Delaware, the due authorization, execution and delivery of this Confirmation, and, in respect of the execution, delivery and performance of this Confirmation, the absence of any conflict with or breach of any material agreement governing indebtedness, Counterparty’s certificate of incorporation or Counterparty’s by-laws. Delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.

(b)
Repurchase/Adjustment Notices.  Counterparty shall, on any day on which Counterparty effects any repurchase of Shares promptly, give Dealer a written notice of such repurchase (a “Repurchase/Adjustment Notice”) on such day if following such repurchase, the Notice Percentage would be (i) greater than [__][9]% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase/Adjustment Notice (or, in the case of the first such Repurchase/Adjustment Notice, greater by 0.5% than the Notice Percentage as of the date hereof); provided that Counterparty may provide Dealer with advance notice on or prior to any such day to the extent it reasonably expects that repurchases effected on such day may result in an obligation to deliver a Repurchase/Adjustment Notice (which advance notice shall be deemed a Repurchase/Adjustment Notice); provided, further that Counterparty shall not deliver any material non-public information to any employee of Dealer unless that employee has been identified to Counterparty as being on the “private side”. The parties agree that Counterparty’s obligation to provide any Repurchase/Adjustment Notice relating to a repurchase of Shares shall be satisfied by notice to Dealer of Counterparty’s related corporate authorization to repurchase such Shares or by notice of the implementation of a stock repurchase plan, forward contract, accelerated stock repurchase contract or similar transaction; provided that, Counterparty acknowledges and agrees that Dealer may, but is not required to, assume that the maximum number of Shares permitted to be repurchased pursuant to such authorization, plan, contract or transaction will be repurchased on the date on which such authorization, plan, contract or transaction becomes effective, subject to adjustments thereto as Dealer determines appropriate to account for the market price with respect to the Shares, Potential Adjustment Events and other corporate transactions with respect to Counterparty or the Shares and such other factors as Dealer determines relevant. The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the sum of (a) the product of the Number of Options and the Option Entitlement and (b) the number of Shares underlying any other similar call option transaction sold by Dealer to Counterparty and the denominator of which is the number of Shares outstanding on such day. Counterparty agrees to indemnify and hold harmless Dealer and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Dealer’s hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities, expenses and fees (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide Dealer with a Repurchase/Adjustment Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide Dealer with a Repurchase/Adjustment Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or expects to be a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities, expenses or fees referred to therein, then Counterparty, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities, expenses or fees. The remedies provided for in this paragraph (b) are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

9Insert the number of Shares that, if repurchased, would cause Dealer’s current position in the Shares underlying the Transaction (including the number of Shares under pre-existing call option transactions with Counterparty) to increase by a further 0.5% from the threshold for the first Repurchase/Adjustment Notice. To be based on Dealer with highest Applicable Percentage.

(c)
Regulation M.  Counterparty is not on the Trade Date engaged in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty shall not, until the second Scheduled Trading Day immediately following the final day of the Initial Hedging Period, engage in any such distribution.

(d)	Transfer or Assignment.

(i)
Counterparty shall have the right to transfer or assign its rights and obligations hereunder with respect to all, but not less than all, of the Options hereunder (such Options, the “Transfer Options”); provided that such transfer or assignment shall be subject to reasonable conditions that Dealer may impose, including but not limited, to the following conditions:

(A)
With respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 9(b) or any obligations under Section 9(n) or 9(s) of this Confirmation;

(B)	Any Transfer Options shall only be transferred or assigned to a third party that is a United States person (as defined in the Internal Revenue Code of 1986, as amended (the “Code”);

(C)
Such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, an undertaking with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws) and execution of any documentation and delivery of legal opinions with respect to securities laws and other matters by such third party and Counterparty, as are requested and reasonably satisfactory to Dealer;

(D)
Dealer will not, as a result of such transfer and assignment, be required to pay the transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Dealer would have been required to pay to Counterparty in the absence of such transfer and assignment except to the extent that the greater amount is due to a Change in Tax Law after the date of such transfer or assignment;

(E)	An Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer and assignment;

(F)
Without limiting the generality of clause (B), Counterparty shall cause the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that results described in clauses (D) and (E) will not occur upon or after such transfer and assignment; and

(G)	Counterparty shall be responsible for all commercially reasonable costs and expenses, including commercially reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment.

(ii)
Dealer may, without Counterparty’s consent, transfer or assign (a “Transfer”) all or any part of its rights or obligations under the Transaction (A) to any affiliate of Dealer (1) that has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Dealer’s credit rating at the time of such Transfer, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by Dealer generally for similar transactions, by Dealer or [Name of Dealer parent], or (B) to any other third party with a rating for its long term, unsecured and unsubordinated indebtedness equal to or better than the lesser of (1) the credit rating of Dealer at the time of the Transfer and (2) BBB+ by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”), or Baa 1 by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and Dealer; provided that either (x) the transferee in any such Transfer is a “dealer in securities” within the meaning of Section 475(c)(1) of the Code or (y) the Transfer does not result in a deemed exchange by Counterparty within the meaning of Section 1001 of the Code; and provided further that Dealer shall promptly provide written notice to Counterparty following any such Transfer. If at any time at which (A) the Section 16 Percentage exceeds 7.5%, (B) the Option Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of Options to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that (after giving effect to such transfer or assignment and any resulting change in Dealer’s commercially reasonable Hedge Positions) no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that (after giving effect to such transfer or assignment and any resulting change in Dealer’s commercially reasonable Hedge Positions) following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Options underlying the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction (and, for the avoidance of doubt, the provisions of Section 9(l) shall apply to any amount that is payable by Dealer to Counterparty pursuant to this sentence as if Counterparty was not the Affected Party). The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Option Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the product of the Number of Options and the Option Entitlement and (2) the aggregate number of Shares underlying any other call option transaction sold by Dealer to Counterparty, and (B) the denominator of which is the number of Shares outstanding. The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares, including, without limitation, under state or federal banking laws (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Dealer in its commercially reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or could result in an adverse effect on a Dealer Person, under any Applicable Restriction, as determined by Dealer in its commercially reasonable discretion, minus (B) 1% of the number of Shares outstanding.

(iii)
Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, Dealer may designate any of its affiliates (“Dealer Affiliates”) to purchase, sell, receive or deliver such Shares or other securities, or to make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations; provided that such Dealer Affiliates shall comply with the provisions of this Transaction in the same manner as Dealer would have been required to comply. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

(e)
Staggered Settlement.  Notwithstanding anything to the contrary herein, if upon advice of counsel with respect to applicable legal and regulatory requirements, including any requirements relating to Dealer’s hedging activities hereunder that would be customarily applicable to transactions of this type by Dealer, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number that, but for this provision, would have been deliverable on such Original Delivery Date.

(f)	[Reserved.]

(g)
[Conduct Rules.  Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.][10]

[Agency language, if necessary]

(h)
Submission to Jurisdiction.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(i)	Additional Termination Events.

(i)
Notwithstanding anything to the contrary in this Confirmation, if an event of default with respect to Counterparty occurs that results in the acceleration of the Convertible Notes pursuant to the terms of the Convertible Notes as set forth in Section 6.01 of the Indenture, then such event of default shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement.

10 To be included for broker-dealer.

(ii)
Promptly (and in any event within five Scheduled Trading Days) following (i) any repurchase (which, for the avoidance of doubt, includes any exchange transaction) of Convertible Notes, including without limitation pursuant to Article 15 of the Indenture in connection with a “Fundamental Change” (as defined in the Indenture), or (ii) any conversion of the Convertible Notes in exchange for delivery of any property or assets of Issuer or any of Issuer’s subsidiaries (howsoever described) (other than the delivery of conversion consideration pursuant to the terms of the Indenture) (such events, a “Repurchase Event”), Counterparty may notify Dealer in writing of such Repurchase Event and the number of Convertible Notes subject to such Repurchase Event (any such notice, a “Repurchase Notice”). Notwithstanding anything to the contrary in this Confirmation, the receipt by Dealer from Counterparty of (x) any Repurchase Notice, within the applicable time period set forth in the preceding sentence, and (y) a written representation and warranty by Counterparty that, as of the date of such Repurchase Notice, Counterparty is not in possession of any material non-public information regarding Counterparty or the Shares, shall constitute an Additional Termination Event as provided in this paragraph. Upon receipt of any such Repurchase Notice and the related written representation and warranty, Dealer shall promptly designate an Exchange Business Day following receipt of such Repurchase Notice (which Exchange Business Day shall be on or as promptly as reasonably practicable after the related repurchase settlement date for the relevant Repurchase Event) as an Early Termination Date with respect to the portion of this Transaction corresponding to a number of Options (the “Repurchase Options”) equal to the lesser of (A) the number of such Convertible Notes specified in such Repurchase Notice and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repurchase Options. Any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Options equal to the number of Repurchase Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event, (3) no adjustment to the “Conversion Rate” (as defined in the Indenture) for the Convertible Notes has occurred pursuant to any Excluded Provision, (4) the corresponding Convertible Notes remaining outstanding as if the circumstances related to the Repurchase Event had not occurred, (5) the relevant Repurchase Event and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred, and (6) the terminated portion of the Transaction were the sole Affected Transaction.

(iii)
Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, the Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with the Transaction (or portion thereof) being the Affected Transaction, Counterparty being the sole Affected Party and Dealer being the party entitled to designate an Early Termination Date pursuant to Section 6(h) of the Agreement) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction.

(j)	Amendments to Equity Definitions and Agreement.

(i)
Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Master Agreement with respect to that Issuer.”

(ii)
Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing “either party may elect” with “Dealer may elect” and (2) replacing “notice to the other party” with “notice to Counterparty” in the first sentence of such section.

(k)
No Setoff.  Neither party shall have the right to set off any obligation that it may have to the other party under the Transaction against any obligation such other party may have to it, whether arising under the Agreement, this Confirmation or any other agreement between the parties hereto, by operation of law or otherwise.

(l)
Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  If in respect of the Transaction, an amount is payable by Dealer to Counterparty pursuant to Section 6(d)(ii) of the Agreement or Sections 12.7 or 12.8 of the Equity Definitions (any such amount, a “Payment Obligation”), Dealer shall satisfy the Payment Obligation by the Share Termination Alternative (as defined below), unless (a) Counterparty gives irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 12:00 p.m. (New York City time) on the Merger Date, the Tender Offer Date, the Announcement Date (in the case of Nationalization, Insolvency or Delisting), the Early Termination Date or date of cancellation, as applicable, of its election that the Share Termination Alternative shall not apply, (b) Counterparty remakes the representation set forth in Section 8I(b) as of the date of such election and (c) Dealer agrees, in its sole discretion, to such election, in which case the provisions of Section 6(d)(ii) of the Agreement shall apply.

Share Termination Alternative:
If applicable, Dealer shall deliver to Counterparty the Share Termination Delivery Property on, or within a commercially reasonable period of time after, the date when the relevant Payment Obligation would otherwise be due pursuant to Section 6(d)(ii) and 6(e) of the Agreement (the “Share Termination Payment Date”), in satisfaction of such Payment Obligation in the manner reasonably requested by Counterparty free of payment.

Share Termination Delivery Property:
A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:
The value of property contained in one Share Termination Delivery Unit, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation. For the avoidance of doubt, the parties agree that in determining the Share Termination Delivery Unit Price the Calculation Agent may consider the purchase price paid in connection with the purchase of Share Termination Delivery Property, to the extent doing so results in a commercially reasonable Share Termination Unit Price.

Share Termination Delivery Unit:
One Share or, if the Shares have changed into cash or any other property or the right to receive cash or any other property as the result of a Nationalization, Insolvency or Merger Event (any such cash or other property, the “Exchange Property”), a unit consisting of the type and amount of such Exchange Property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency or Merger Event, as determined by the Calculation Agent.

Failure to Deliver:	Applicable

Other applicable provisions:
If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9 and 9.11 (as modified above) of the Equity Definitions will be applicable as if Physical Settlement applied to the Transaction and the provisions set forth opposite the caption “Representation and Agreement” in Section 2 will be applicable.

(m)
Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

(n)
Hedge Shares. Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer, based on the advice of counsel, the Shares acquired by Dealer for the purpose of effecting a commercially reasonable hedge of its obligations pursuant to the Transaction (other than any such Shares that were, at the time of acquisition by Dealer, “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act)) (the “Hedge Shares”) cannot be sold in the U.S. public market by Dealer without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (A) enter into a customary agreement, in form and substance reasonably satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered secondary offering for companies of a similar size in a similar industry, (B) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities of companies of comparable size, maturity and line of business, (C) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Dealer, (D) provide other customary opinions, certificates and closing documents customary in form for registered secondary offerings of equity securities for companies of a similar size in a similar industry and (E) afford Dealer a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities subject to entering into confidentiality agreements customary for transactions of this type; provided that if Counterparty elects clause (i) above but the items referred to therein are not completed in a timely manner, or if Dealer, in its discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section 9(n) shall apply at the election of Counterparty; (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities of companies of comparable size, maturity and line of business, in form and substance commercially reasonably satisfactory to Dealer, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Hedge Shares from Dealer), and obligations to use commercially reasonable efforts to obtain opinions and certificates and such other documentation as is customary for private placement agreements for private placements of equity securities of companies comparable in size, maturity and line of business, all commercially reasonably acceptable to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its commercially reasonable judgment, to compensate Dealer for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Dealer at the Relevant Price on such Exchange Business Days, and in the amounts, requested by Dealer. This Section 9(n) shall survive the termination, expiration or early unwind of the Transaction.

(o)
Tax Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(p)
Right to Extend.  Dealer may postpone or add, in whole or in part, any Valid Day or Valid Days during the Settlement Averaging Period or any other date of valuation, payment or delivery by Dealer, with respect to some or all of the Options hereunder, if Dealer reasonably determines, in its discretion, that such action is reasonably necessary or appropriate to preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market, the stock loan market or other relevant market or to enable Dealer to effect purchases of Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer; provided that in no event shall Dealer have the right to so postpone or add any Valid Day(s) or any such other date beyond the 50th Valid Day immediately following the last Valid Day of the relevant Settlement Averaging Period (determined without regard to this Section 9(p).

(q)
Status of Claims in Bankruptcy.  Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights against Counterparty with respect to the Transaction that are senior to the claims of common stockholders of Counterparty in any United States bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction other than during any such bankruptcy proceedings; provided that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than the Transaction.

(r)
Securities Contract.  The parties hereto intend for (i) the Transaction to be a “securities contract” as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

(s)	Notice of Certain Other Events. Counterparty covenants and agrees that:

(i)
promptly following the public announcement of the results of any election by the holders of Shares with respect to the consideration due upon consummation of any Merger Event, Counterparty shall give Dealer written notice of (a) the weighted average of the types and amounts of consideration actually received by holders of Shares (the date of such notification, the “Consideration Notification Date”); provided that in no event shall the Consideration Notification Date be later than the date on which such Merger Event is consummated; and

(ii)
(A) Counterparty shall give Dealer commercially reasonable advance (but in no event less than one Exchange Business Day) written notice of the section or sections of the Indenture and, if applicable, the formula therein, pursuant to which any adjustment will be made to the Convertible Notes in connection with any Potential Adjustment Event, Merger Event or Tender Offer and (B) promptly following any such adjustment, Counterparty shall give Dealer written notice of the details of such adjustment.

(t)
Wall Street Transparency and Accountability Act.  In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA (or any statute containing any legal certainty provision similar to Section 739 of the WSTAA) or any regulation under the WSTAA (or any such statute), nor any requirement under WSTAA (or any statute containing any legal certainty provision similar to Section 739 of the WSTAA) or an amendment made by WSTAA (or any such statute), shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).

(u)
Agreements and Acknowledgements Regarding Hedging.  Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Relevant Prices; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Relevant Prices, each in a manner that may be adverse to Counterparty.

(v)
Early Unwind.  (A) In the event Counterparty fails to deliver to Dealer opinions of counsel as required pursuant to Section 9(a), or (B) to the extent the transactions contemplated in the Exchange Agreements are not consummated for any reason, in each case by 5:00 p.m. (New York City time) on the third Business Day immediately following the Premium Payment Date, or such later date as agreed upon by the parties (the Premium Payment Date or such later date, the “Early Unwind Date”), the Transaction, or, in the case of clause (B) above, a corresponding portion of the Transaction, shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and (i) the Transaction, or portion thereof in the case of clause (B) above, and all of the respective rights and obligations of Dealer and Counterparty under the Transaction, or portion thereof, shall be cancelled and terminated, and Counterparty shall pay to Dealer an amount in cash equal to the aggregate amount of commercially reasonable costs and expenses relating to the unwinding of Dealer’s commercially reasonable hedging activities in respect of the Transaction, or portion thereof, so terminated (including commercially reasonable market losses incurred in reselling any Shares purchased by Dealer or its affiliates in connection with such commercially reasonable hedging activities, unless Counterparty agrees to purchase any such Shares at the cost at which Dealer purchased such Shares) or, at the election of Counterparty, deliver to Dealer Shares with a value equal to such amount, as determined by the Calculation Agent, in which event the parties shall enter into customary and commercially reasonable documentation relating to the registered or exempt resale of such Shares (provided that the aggregate amount of Shares deliverable pursuant to this Section 9(v) shall not exceed [•]11), and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction, or portion thereof, so terminated either prior to or after the Early Unwind Date. Each of Dealer and Counterparty represents and acknowledges to the other that upon an Early Unwind, all obligations with respect to the Transaction, or portion thereof, so terminated shall be deemed fully and finally discharged. For the avoidance of doubt, it is intended that payments pursuant to this Section 9(v) shall be made solely in respect of the terminated portion of the Transaction.

11 To be equal to the Number of Shares.

(w)
Counterparty Purchases. Except pursuant to (i) the Exchange Agreements and (ii) any confirmation substantially similar to this Confirmation entered into on the date hereof, Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18 of Counterparty) shall not directly or indirectly purchase any Shares (including by means of a derivative instrument), listed contracts on Shares or securities that are convertible into, or exchangeable or exercisable for, Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) until the second Scheduled Trading Day immediately following the last day of the Initial Hedging Period.

(x)
10b5-1 Plan.  Dealer and Counterparty each acknowledges that it is the intent of the parties that the Transaction entered into under this Confirmation comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) and the Transaction entered into under this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).  During the Initial Calculation Period, Counterparty will not seek to control or influence Dealer’s or the Designated Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) in connection with the Transaction entered into under this Confirmation.

(y)	[Tax Matters.

(i)	Payee Representations:

For the purpose of Section 3(f) of this Agreement, Counterparty makes the following representation to Dealer:

Counterparty is a corporation for U.S. tax purposes and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code).

For the purpose of Section 3(f) of this Agreement, Dealer makes the following representation to Counterparty:

[It is a national banking association organized and existing under the laws of the United States of America, and its federal taxpayer identification number is [ ].]/ [It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States.]12

(ii)
Tax Documentation.  Counterparty shall provide to Dealer a valid United States Internal Revenue Service Form W-9 (or successor thereto) and Dealer shall provide to Counterparty, as applicable, a valid United States Internal Revenue Service Form W-9 (or successor thereto) or W-8ECI (or successor thereto), (i) on or before the date of execution of this Confirmation and (ii) promptly upon learning that any such tax form previously provided by it has become obsolete or incorrect. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by the other party.

12 Insert as applicable.

(iii)
Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act.  “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iv)
HIRE Act.  “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder (an “871(m) Withholding Tax”).  For the avoidance of doubt, an 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.][13]

(z)
Payment by Counterparty.  In the event that, following payment of the Premium, an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement such amount shall be deemed to be zero.

(aa)
Governing Law.  THE AGREEMENT, THIS CONFIRMATION AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT AND THIS CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(bb)	Amendment. This Confirmation and the Agreement may not be modified, amended or supplemented, except in a written instrument signed by Counterparty and Dealer.

(cc)	Counterparts. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13 Subject to further DPW tax review.

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer.

Very truly yours,

[___________]

By:
Authorized Signatory
Name:

Accepted and confirmed
as of the Trade Date:

Ionis Pharmaceuticals, Inc.

By:
Authorized Signatory
Name:

Schedule I

PRICING ADJUSTMENT SCHEDULE

The Premium will be adjusted by the Calculation Agent pursuant to the table below based on the Hedging Price:

Hedging Price	Premium Adjustment Amount
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]
[_____]	[_____]

Schedule II

[FORM OF HEDGING NOTICE]

[________], 2019

To:	Ionis Pharmaceuticals, Inc.
3855 Gazelle Court
Carlsbad, CA 92010

From:	[____________________]

Subject:	Hedging Notice

Reference is made to the letter agreement, dated as of [______], 2019 (the “Confirmation”), confirming the terms and conditions of that certain Call Option Transaction (the “Transaction”) entered into between [________] (“Dealer”) and Ionis Pharmaceuticals, Inc. (“Counterparty”). Pursuant to the provisions set forth opposite “Hedging Notice” in Section 2 of the Confirmation, Dealer hereby notifies Counterparty of the following terms of the Transaction:

Hedging Price:   $[____]

Premium Adjustment Amount:  $[____]

Final Premium (after giving effect to the Premium Adjustment Amount):  $[____]

Very truly yours,

[_______________]

By:
Authorized Signatory
Name: